Exhibit 10.5

                        AGREEMENT FOR CONSULTING SERVICES

         1. Parties. This Agreement for Consulting Services ("Agreement") is entered into by and between Dale Paisley ("Consultant") and Amish Pasta Company, Inc. ("APC") this 27th day of October, 2006. Consultant and APC are collectively called "Parties."

         2. Purpose. Consultant and APC have voluntarily agreed to enter into this Agreement in view of its mutual benefits, including the provision of valuable services by Consultant and the payment of valuable consideration by APC.

         3. Scope of Services. Consultant agrees to provide advisory and consulting services as defined and directed by the Chief Executive Officer of APC, with respect to APC's business activities and other special projects and assignments. On the closing date of the merger between APC, FII International, Inc. and APC Acquisition Corp., Consultant shall perform the services of Chief Financial Officer on a consulting basis for Amish Naturals, Inc. ("ANI"). Without in any way limiting the rights of APC or its successors under paragraph 21 below, Consultant understands that APC may assign this agreement to ANI after the closure of the transaction and consents to such assignment. Exhibit A hereto outlines the initial services to be provided.

         4. Term of Agreement. This Agreement shall be effective commencing on October 1, 2006 and continue through December 31, 2006 (the "Term"), unless earlier terminated under paragraph 7 below. This Agreement may be extended (with or without change) for additional periods on such terms as the parties may agree in writing.

         5. Payment. As compensation for services to be performed by Consultant during the Term, APC agrees to pay Consultant a gross monthly fee of $7,500, payable in advance on the first of every month during the Term. At the end of each month during the Term, Consultant will submit invoices including a statement of hours and a description of the work performed during the Term. The invoice will indicate that services for that month have been paid.

         6. Stock Options. Consultant shall be eligible to participate in any stock option plan that may be adopted by APC for its consultants and approved by APC's Board of Directors in its sole and absolute discretion ("Proposed Stock Option Plan"). APC's Chief Executive Officer shall recommend to the Board of
Directors that Consultant be granted, subject to compliance with all state and federal securities laws and in accordance with the terms and conditions of the Proposed Stock Option Plan, an option to purchase 250,000 shares of common stock authorized for issuance under the Proposed Stock Option Plan which will vest pursuant to a vesting schedule. The proposed form of grant and vesting schedule is attached hereto as Exhibit B.

         7. Termination. This Agreement may be terminated before its expiration date specified in paragraph 4:

                  a. By either party for any reason upon thirty (30) days' written notice;

                  b. Upon written notice by the non-breaching party specifying a material breach of this Agreement by the other party (including without limitation breach of any obligation referenced in paragraphs 18 through 19 below);

                  c.  Any  willful  and  continual   failure  of  Consultant  to
substantially perform his duties;

                  d. Upon written notice by APC based on Consultant's inability to perform services due to disability continuing for a continuous period of ten
(10) calendar days or aggregating to ten (10) calendar days during the term of this Agreement; or

                  e. Automatically upon Consultant's death or the insolvency APC resulting in a petition in bankruptcy or the commencement of an assignment for the benefit of its creditors.

         Notwithstanding any notice of termination pursuant to subparagraphs a through e above, Consultant shall remain bound by the promises contained in paragraphs 17 through 19 below.

         8. Supplies and Equipment. Except as provided in this paragraph, Consultant will provide the supplies and equipment necessary to perform the services requested. APC shall provide Consultant with reasonable access to the information and facilities necessary to enable Consultant to perform services under this Agreement.

         9. Expenses. Consultant shall pay all expenses incurred in performance of said services except for travel costs approved in advance by APC. Unless otherwise agreed upon by APC in writing, expenses incurred by Consultant in performing services for, or on behalf of APC, except for travel costs, shall not be reimbursed by APC.

         10. Relationship Between Parties. The parties intend that Consultant shall provide services to APC as an independent contractor. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between APC and Consultant, or any employee or agent of Consultant. Consultant shall be solely and entirely responsible for Consultant's acts and the acts of Consultant's employees, agents or subcontractors.

         11. Control. Consultant retains the sole and exclusive right to control or direct the manner or means by which the services described herein are to be performed.

         12. Non-Exclusive Arrangement. It is not intended that APC will have an exclusive right to Consultant's services during the course of this Agreement, and Consultant shall retain the right to perform services for others, to become employed by others during the term of this Agreement, provided such services (a) are not competitive with APC or its affiliates and (b) do not involve Consultant in a conflict of interest with respect to the consulting arrangements set forth in this Agreement. APC is free to utilize the services of others during the term of this Agreement.

         13. Time and Place of Work. Consultant's services shall be rendered in a timely and professional manner at such places and during such hours as Consultant and APC may determine, consistent with the needs of the services as referenced in paragraph 3 above.

         14. Benefits. Because Consultant is engaged as an independent contractor and not as an employee, Consultant will not be eligible to participate in employee benefits, leaves of absence or other programs that are now or may be provided by APC to its employees.

         15. Taxes. Because Consultant is engaged as an independent contractor and not an employee, no payment received by Consultant pursuant to this Agreement shall be subject to employment tax withholding, nor shall APC withhold or pay federal social security tax (FICA), Medicare tax, or federal or state income tax, or make contributions to the federal or state unemployment or disability insurance funds on behalf of Consultant. Consultant is responsible for filing all income and other tax forms and paying all taxes due. Consultant shall indemnify and defend APC against all liability or loss, and against all claims or actions based upon or arising out of Consultant's tax treatment of payments or failure to comply with the terms of this paragraph.

         16. Insurance. Consultant shall be solely responsible for maintaining insurance coverage applicable to Consultant's performance of services under this Agreement, including but not limited to workers' compensation, automobile, general liability and property damage insurance. Consultant shall indemnify and defend APC against all liability or loss, and against all claims or actions based upon or arising out of damage or injury to persons or property caused by or sustained in connection with Consultant's performance of services under this Agreement.

         17. Arbitration. Except for any legal action seeking a temporary restraining order or preliminary injunction, Consultant and APC consent to submit to final and binding arbitration any and all disputes and controversies between Consultant and APC, or any of their respective employees, officers, agents, or representatives, including without limitation any claims relating to Consultant's engagement, claims for breach of contract, statute or public policy, or personal injury (tort). The arbitration shall be conducted in the County of Holmes, in accordance with Ohio Revised Code Annotated sections 2711.01 through 2711.16, as amended, except as modified by this Agreement. Any dispute submitted to arbitration shall be decided by a single, neutral arbitrator, which shall be mutually selected by the parties not later than forty-five days after service of the demand for arbitration. If the parties for any reason do not mutually select the Arbitrator within the forty-five (45) day period, then either party may apply to any court of competent jurisdiction to appoint a retired judge as the arbitrator. Judgment on an award issued by the arbitrator may be entered in any court of competent jurisdiction. The prevailing party shall be entitled to recover all costs incurred as a result of the arbitration, including without limitation, filing fees, attorneys' fees, compensation paid to the arbitrator and costs of transcripts.

         18. Confidential Information, Inventions, Non-Solicitation. Consultant acknowledges and agrees to comply with all of the terms of the Consultant Confidentiality and Non-Disclosure Agreement ("Confidentiality Agreement") executed by Consultant, attached hereto as Exhibit C, during the term of this Agreement and thereafter as provided in the Confidentiality Agreement.

         19. Company Property. Upon request or upon the termination of this Agreement, at any time for any reason, Consultant shall promptly deliver to APC all company property (whether maintained in tangible documentary form, or in computer memory or other electronic format) which Consultant or Consultant's employees, agents or subcontractors produced or received while performing services pursuant to this Agreement, without keeping any copy of any such APC property for Consultant or any other entity or individual.

         20. Compliance with Laws. In performing services under this Agreement, Consultant promises to comply with all applicable federal, state, county and city laws, ordinances and regulations.

         21. Assignment/Subcontracting. This Agreement is assignable by APC upon written notice to Consultant. However, since the services to be rendered by Consultant are personal in nature, this Agreement may not be assigned by Consultant without the written consent of APC. Consultant shall not utilize Consultant's employees, agents, or subcontractors to perform services under this Agreement without the express, written consent of APC.

         22. No Authority to Bind APC. Consultant has no authority to enter into contracts or agreements on behalf of APC, or to represent APC as an agent or in any other capacity without the express written consent of the President of APC.

         23. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio.

         24. Notices. All notices or other communications provided for in this Agreement shall be made in writing and shall be deemed properly delivered when
(i) delivered personally or (ii) by the mailing of such notice by registered or certified mail, postage prepaid, to the parties at the addresses set forth on the signature page of this Agreement (or to such other address as one party designates to the other in writing).

         25. Reformation/Severability. If any provision of this Agreement is declared invalid by any tribunal, then such provision shall be deemed automatically adjusted to the minimum extent necessary to conform to the requirements for validity as declared at such time and, so adjusted, shall be deemed a provision of this Agreement as though originally included therein. In the event the provision invalidated is of such a nature that it cannot be so adjusted, the provision shall be deemed deleted from this Agreement as though such provision had never been included. In either case, the remaining provisions of this Agreement shall remain in effect.

         26. Entire Agreement. This Agreement is the entire agreement between the parties relating to the engagement of Consultant by APC. Except as specifically incorporated herein, this Agreement supersedes and terminates all prior agreements, whether oral or written, between APC and Consultant.

         27. Amendments. No supplement, modification or amendment of any term, provision or condition of this Agreement shall be binding or enforceable unless evidenced in writing executed by the parties hereto.

           [The remainder of this page is intentionally left blank.]

         After carefully reading and considering the foregoing provisions of this Agreement, Consultant and APC have voluntarily signed this Agreement to be effective as of the date first above written.

Dale Paisley                          Amish Naturals, Inc.

 /s/ Dale Paisley                     By:  /s/ David Skinner
------------------------------           ---------------------------------------
Signature                                  David C. Skinner, Sr.
                                      Its: President and Chief Executive Officer

------------------------------
Tax I.D. Number